                                  Exhibit 23.1

     B. CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2001, except as to the reverse stock split which is as of November 21, 2001, relating to the financial statements, which appears in Concorde Career Colleges, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




                                                  /s/PricewaterhouseCoopers LLP
                                                 -------------------------------
                                                    PricewaterhouseCoopers LLP


Kansas City, Missouri

December 31, 2002